Exhibit 99.1

Headline: Frontier Airlines Reports Financial Results for the Second Quarter of 2021

Denver, August 4, 2021 - Frontier Group Holdings, Inc., parent company of Frontier Airlines, Inc. (NASDAQ: ULCC), today reported its financial results for the second quarter of 2021.

Frontier experienced strengthening demand for leisure travel during the second quarter, with capacity, as measured by ASMs, exceeding the levels achieved in the comparable pre-COVID quarter in 2019. The Company was profitable on a GAAP basis and ended the quarter with $936 million of unrestricted cash and cash equivalents, the highest cash balance in the Company’s history. Frontier is focused on positioning the airline to be an industry leader in the recovery from the COVID-19 pandemic, and during the quarter returned all of its aircraft and employees into service across all of its stations.

Frontier had 109 aircraft at the end of the quarter, 11 percent higher than the corresponding prior year period. The airline is expected to take delivery of five additional A320neo aircraft in the third quarter of 2021 with no aircraft expected to be delivered in the fourth quarter. Frontier opened 15 new stations during the second quarter of 2021 and operated over 400 flights per day during the quarter, which was 10 percent higher than the comparable pre-COVID quarter in 2019. While restoring the operation to pre-pandemic levels, Frontier remained financially disciplined, with the business ending the quarter in a very strong liquidity position.

“I am extremely proud of our Frontier team for all of their hard work, dedication and professionalism with our customers through the pandemic and their commitment to our mission of Low Fares Done Right,” said Barry Biffle, Frontier’s president and CEO. “During the quarter, as the recovery in leisure travel progressed, our capacity exceeded the comparable pre-COVID quarter and we leveraged our financial discipline and relative cost advantage to be profitable on a GAAP basis. Our focus on leisure travel, along with the strength and resilience of our business model and available liquidity, positions us to continue to be an industry leader in the recovery.”

The following is a summary of select financial results for the second quarter of 2021, including both GAAP and adjusted (Non-GAAP) metrics. Please see “Reconciliation of Non-GAAP Financial Information” on page 9 below.

(unaudited, in millions, except for percentage and per share amounts)

	Three Months Ended June 30,
	2021		2020		2019
	As Reported (GAAP)	Adjusted (Non- GAAP)	As Reported (GAAP)	Adjusted (Non- GAAP)	As Reported (GAAP)	Adjusted (Non- GAAP)
Total operating revenues	$550	$550	$194	$194	$637	$637
Total operating expenses	$532	$613	$188	$284	$536	$538
Net income (loss)	$19	$(50)	$17	$(37)	$81	$79
Net income (loss) margin	3.5%	(9.1)%	8.8%	(19.1)%	12.7%	12.4%
Diluted earnings (loss) per share[2]	$0.08	$(0.24)	$0.08	$(0.19)	$0.37	$0.40

Recent Company Highlights:

•	Frontier completed the second quarter of 2021 with $936 million of unrestricted cash and cash equivalents, the highest cash balance in the Company’s history.
•	The Company reported $19 million of net income on a GAAP basis during the quarter as the recovery in demand for air travel across the U.S. continued to strengthen.
•	Frontier’s capacity during the quarter, as measured by ASMs, exceeded the levels achieved in the comparable pre-COVID quarter in 2019.
•

Frontier took delivery of five A320neo aircraft during the quarter. This brings the airline’s total fleet count to 109 aircraft, which is 11 percent higher than the prior year. Frontier expects to take delivery of an additional five A320neo aircraft during the third quarter of 2021, with no deliveries expected in the fourth quarter.

•

Frontier’s fleet continues to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed, generating over 100 ASMs per gallon during the second quarter of 2021.

•

Frontier signed a letter of intent with two of its leasing partners to add ten additional A321 aircraft through direct leases, with deliveries expected to begin in the second half of 2022 and continuing into the first half of 2023. The additional A321 aircraft will enable the Company to boost its ASM growth rate as the recovery from the COVID-19 pandemic continues.

•

The Company generated approximately $60 of ancillary revenue per passenger, which was 6.1 percent higher than the ancillary revenue per passenger generated during the comparable pre-COVID quarter in 2019.

•

Frontier added more leisure destinations for customers for the second half of 2021, including a significant expansion in its schedule in Orlando, Las Vegas and Atlanta, with over 160 destinations collectively from these cities, and further international expansion, including Antigua, Aruba, Belize, Costa Rica, St. Maarten, and Turks and Caicos.

Cash and Liquidity:

Frontier ended the second quarter of 2021 with $936 million of unrestricted cash and cash equivalents, including $266 million of net proceeds from its IPO and $171 million of additional payroll support program funding provided by the U.S. government (consisting of $21 million from PSP2 and $150 million from PSP3). As a result of the strength of the Company’s liquidity position and the recovery in demand for air travel across the U.S., Frontier allowed the Treasury Loan facility draw down date of May 28, 2021 to lapse. The Company expects to receive its $161 million current income tax receivable later this year. The Company is focused on repaying the $150 million outstanding under the Treasury Loan, thereby unencumbering the Company’s co-branded credit card program and related brand assets that are currently collateralizing the Treasury Loan.

Revenue Performance

Total operating revenues for the second quarter of 2021 totaled $550 million, an increase of 184 percent compared to the second quarter of 2020 as the recovery from the COVID-19 pandemic strengthened for leisure travel. Frontier had 81 percent more average aircraft in service during the second quarter of 2021 as compared to the prior year, with average daily aircraft utilization recovering to over 10 hours per day and the fleet operating at an 80 percent load factor. Further improvement is expected to the utilization and load factor levels achieved in the comparable pre-COVID period as the recovery from the COVID-19 pandemic continues. Frontier’s capacity during the quarter totaled 6,934 million ASMs and exceeded the 6,877 million ASMs achieved in the comparable pre-COVID quarter in 2019. Frontier’s total revenue per passenger totaled $98.06 during the quarter, with ancillary revenue per passenger of $59.99, which was 6.1 percent higher than the $56.52 of ancillary revenue per passenger generated during the comparable pre-COVID quarter in 2019.

Cost Performance

Total operating expenses for the second quarter of 2021 totaled $532 million, including $87 million of CARES Act credits and $6 million of early lease termination costs. The Company’s adjusted total operating expense totaled $613 million, including $139 million of fuel expenses at an average cost per gallon of $2.03. Frontier’s adjusted total operating expenses, excluding fuel, totaled $474 million with a resulting adjusted CASM (excluding fuel) of 6.84 cents during the quarter compared to 5.47 cents in the second quarter of 2019. The Company’s Adjusted CASM (excluding fuel) was significantly improved from the second quarter of 2020, including the benefit from lease payment deferrals, substantially all of which have been repaid at the end of the second quarter of 2021. The Company’s capacity during the second quarter of 2021 recovered to exceed the capacity in the comparable pre-COVID quarter in 2019. As the recovery from the pandemic continues to unfold and utilization levels normalize, the resulting capacity benefit on the Company’s fleet, which had 26 percent more aircraft in service in the second quarter of 2021 compared to 2019, is expected to favorably impact the Company’s Adjusted CASM (excluding fuel).

Fleet:

As of June 30, 2021, Frontier had a fleet of 109 Airbus single-aisle aircraft, consisting of 68 A320neos, 18 A320ceos, 21 A321ceos, and 2 A319ceos. All aircraft in the fleet are financed with operating leases that expire between 2021 and 2033. Frontier’s fleet is the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed. This fuel efficiency reflects Frontier’s operation of a large number of aircraft with new generation, fuel-efficient engines, lightweight seats, and an efficient seating layout.

Frontier took delivery of five A320neo aircraft during the quarter and expects to take delivery of an additional five A320neo aircraft during the third quarter of 2021, with no deliveries expected in the fourth quarter.

During July 2021, the Company signed a letter of intent with two of its leasing partners to add ten additional A321 aircraft through direct leases, with deliveries beginning in the second half of 2022 and continuing into the first half of 2023. The additional A321 aircraft will enable the Company to boost its ASM growth rate as recovery from the COVID-19 pandemic continues.

Forward Guidance:

The third quarter and full year 2021 guidance items provided below are based on the Company’s current estimates and are not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company’s reports on file with the Securities and Exchange Commission. Frontier undertakes no duty to update any forward-looking statements or estimates.

Looking forward to the third quarter, we continue our focus on getting the airline back to full utilization as we enter 2022 while remaining flexible to address any impact from the Delta variant on our bookings. Within the last week, we have noted softening in the level of bookings over seasonal norms that we believe is directly related to the increased COVID-19 case numbers associated with the Delta variant. The impact of the Delta variant on bookings, and the duration of that impact, are difficult to predict. As a result, the top end of our guidance range for net income is being adjusted to breakeven providing us with a third quarter net income (loss) margin range of 0 percent to (5) percent. We are confident that as cases decline we will see a positive impact on forward bookings. Our current forward guidance estimate summarized in the table below takes the recent softening in bookings we are seeing today into consideration.

Third Quarter 2021
Capacity (versus 3Q 2019)(a)	2 to 4%
Adjusted total operating expenses (excluding fuel) ($ millions)(b)	$515 - $525
Average fuel cost per gallon(c)	$2.15
Effective tax rate	24%
Adjusted net income (loss) margin range	0% to (5)%

Full Year 2021
Pre-delivery deposits, net of refunds – year over year change ($ millions)	$20
Other capital expenditures ($ millions)(d)	$60 to $80

(a)

The Company expects that demand will continue to gradually recover as 2021 progresses and will monitor and adjust capacity levels as appropriate. Given the dynamic nature of the current demand environment, including any impact from the Delta variant, the actual capacity adjustments made by the Company may be different than what is currently expected.

(b)

Amount estimated excludes fuel expense and special items, which may include loss on disposal of assets, early lease termination costs, special charges and credits, and other items which are not estimable at this time.

(c)	Fuel cost per gallon is inclusive of estimated fuel taxes and into-plane fuel costs.
(d)	Other capital expenditures estimate includes capitalized heavy maintenance.

Investor Conference Call

Frontier’s quarterly earnings conference call is scheduled to be held today (August 4, 2021) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at https://ir.flyfrontier.com. For those who are not available for the live webcast, the call will be archived and available for at least 30 days on the investor relations section of the Company’s website.

About Frontier Airlines:

Frontier Airlines (NASDAQ: ULCC) is committed to “Low Fares Done Right.” Headquartered in Denver, Colorado, the Company operates more than 100 A320 family aircraft and has the largest A320neo fleet in the U.S. The use of these aircraft, Frontier’s seating configuration, weight-saving tactics and baggage process have all contributed to the airline’s average of 43 percent fuel savings compared to other U.S. airlines (fuel savings is based on Frontier Airlines’ 2019 fuel consumption per seat-mile compared to the weighted average of major U.S. airlines), which makes Frontier the most fuel-efficient U.S. airline. With over 140 new Airbus planes on order, Frontier will continue to grow to deliver on the mission of providing affordable travel across America.

End Notes:

1 “Cash burn” means change in cash and cash equivalents during the period adjusted to exclude cash from CARES Act related debt, payroll support program grant and employee retention credit funding, net IPO proceeds and the cash impact of other special items divided by the days in the period. The Company believes that cash burn is a useful measure of liquidity consumed by its business. Cash burn refers to periods where this amount is negative; references to “cash positive” refers to the foregoing definition when the foregoing calculation is positive. The Company’s definition of “cash burn” and “cash positive” may not be calculated in the same manner as similarly labeled statistics used by other airlines for substantially the entire quarter.

2 As the Company’s initial public offering closed on April 6, 2021, share amounts included in the basic and diluted earnings (loss) per share calculations for the second quarter of 2021 as reflected in the Condensed Consolidated Statements of

Operations include the 15 million shares issued and sold by the Company as part of its initial public offering for substantially the entire quarter. The Company has 3.1 million warrants outstanding relating to CARES Act funding that are not included in the diluted share count in the current quarter as share settlement is anti-dilutive. The warrants are expected to be part of the Company’s diluted share count under the treasury stock method in future quarters. In addition, most of the Company’s 9.2 million outstanding options are participating securities and are therefore not expected to be part of the Company’s diluted share count under the two class method until they are exercised but are included as an adjustment to the numerator of the Company’s earnings per share calculation as they participate in the Company’s earnings.

Cautionary Statement Regarding Forward-Looking Statements and Information:

Certain statements in this release, including statements regarding the Company’s outlook for the third quarter 2021 and its earnings target range, should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the Company’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

Actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: the adverse impacts of the ongoing COVID-19 global pandemic, and possible outbreaks of another disease or similar public health threat in the future, on the Company’s business, operating results, financial condition, liquidity and near-term and long-term strategic operating plan, including possible additional adverse impacts resulting from the duration and spread of the pandemic; unfavorable economic and political conditions in the states where we operate and globally; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel; the Company’s reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company’s reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company’s relationships with these providers or their provision of services; adverse publicity, harm to the Company’s brand; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners, or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company’s network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company’s reliance on single suppliers to source a majority of its aircraft and certain parts, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company’s operations; extended interruptions or disruptions in service at major airports where we operate; the impacts of seasonality and other factors associated with the airline industry; the Company’s failure to realize the full value of its intangible assets or its long-lived assets, causing us to record impairments; any damage to the Company’s reputation or brand image; the limitation of the Company’s ability to use its net operating loss carryforwards and certain other tax attributes to offset future taxable income for U.S. federal income tax purposes; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company’s inability to accept or integrate new aircraft into the Company’s fleet as planned; the impacts of the Company’s significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company’s financial condition and business; failure to comply with the covenants in the Company’s financing agreements, failure to comply with financial and other covenants governing the Company’s other debt; changes in, or failure to retain, the Company’s senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth under “Risk Factors” in the Company’s reports and other documents filed with the Securities and Exchange Commission (“SEC”), as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC from time to time, including the Quarterly Report on Form 10-Q being filed at or around the date hereof.

Frontier Group Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in millions, except for per share data)

	Three Months Ended June 30,			Percent Change		Six Months Ended June 30,			Percent Change
	2021	2020	2019	2021 vs. 2020	2021 vs. 2019	2021	2020	2019	2021 vs. 2020	2021 vs. 2019
Operating revenues:
Passenger	$536	$185	$622	190%	(14)%	$798	$713	$1,155	12%	(31)%
Other	14	9	15	56%	(7)%	23	25	29	(8)%	(21)%

Total operating revenues	550	194	637	184%	(14)%	821	738	1,184	11%	(31)%

Operating expenses:
Aircraft fuel	139	15	163	827%	(15)%	223	219	304	2%	(27)%
Salaries, wages and benefits	154	130	121	18%	27%	293	278	265	5%	11%
Aircraft rent	133	48	92	177%	45%	271	151	174	79%	56%
Station operations	107	23	86	365%	24%	177	119	161	49%	10%
Sales and marketing	30	15	33	100%	(9)%	47	45	60	4%	(22)%
Maintenance materials and repairs	27	16	20	69%	35%	53	42	36	26%	47%
Depreciation and amortization	10	7	12	43%	(17)%	18	15	25	20%	(28)%
CARES Act credits	(87)	(91)	—	(4)%	NM	(223)	(91)	—	(145)%	NM
Other operating	19	25	9	(24)%	111%	36	60	27	(40)%	33%

Total operating expenses	532	188	536	183%	(1)%	895	838	1,052	7%	(15)%

Operating income (loss)	18	6	101	200%	(82)%	(74)	(100)	132	(26)%	NM

Other income (expense):
Interest expense	(5)	(3)	(3)	67%	67%	(27)	(5)	(6)	440%	350%
Capitalized interest	1	2	3	(50)%	(67)%	2	4	6	(50)%	(67)%
Interest income and other	—	1	4	(100)%	(100)%	—	4	8	(100)%	(100)%

Total other income (expense)	(4)	—	4	—%	NM	(25)	3	8	NM	NM

Income (loss) before income taxes	14	6	105	133%	(87)%	(99)	(97)	140	2%	NM
Income tax expense (benefit)	(5)	(11)	24	(55)%	NM	(27)	(50)	32	(46)%	NM

Net income (loss)	$19	$17	$81	12%	(77)%	$(72)	$(47)	$108	53%	NM

Earnings (loss) per share:
Basic (a)	$0.08	$0.08	$0.37	5%	(77)%	$(0.35)	$(0.23)	$0.51	54%	NM
Diluted (a)	$0.08	$0.08	$0.37	4%	(77)%	$(0.35)	$(0.23)	$0.51	54%	NM

Weighted average shares outstanding:
Basic (a)	214	199	199	8%	8%	207	199	199	4%	4%
Diluted (a)	216	199	200	8%	8%	207	199	200	4%	4%

(a)	Reference End Note 2 within the previous section for discussion on basic and diluted shares.

Frontier Group Holdings, Inc.

Selected Operating Statistics

(unaudited)

	Three Months Ended June 30,			Percent Change		Six Months Ended June 30,			Percent Change
	2021	2020	2019	2021 vs. 2020	2021 vs. 2019	2021	2020	2019	2021 vs. 2020	2021 vs. 2019
Available seat miles (ASMs) (millions)	6,934	1,549	6,877	348%	1%	11,526	8,689	13,097	33%	(12)%
Departures	37,126	9,038	33,799	311%	10%	61,535	44,285	63,370	39%	(3)%
Average stage length (statute miles)	966	922	1,050	5%	(8)%	969	1,022	1,069	(5)%	(9)%
Block hours	98,150	22,084	95,191	344%	3%	162,617	121,629	180,964	34%	(10)%
Average aircraft in service	107	59	85	81%	26%	102	78	84	31%	21%
Aircraft – end of period	109	98	91	11%	20%	109	98	91	11%	20%
Average daily aircraft utilization (hours)	10.1	4.1	12.3	146%	(18)%	8.8	8.6	12.0	2%	(27)%
Passengers (thousands)	5,602	868	5,692	545%	(2)%	8,855	5,850	10,576	51%	(16)%
Average seats per departure	193	186	192	4%	1%	193	191	192	1%	1%
Revenue passenger miles (RPMs) (millions)	5,544	841	6,048	559%	(8)%	8,755	6,156	11,392	42%	(23)%
Load Factor (%)	80.0%	54.3%	87.9%	25.7 pts	(7.9) pts	76.0%	70.9%	87.0%	5.1 pts	(11.0) pts
Fare revenue per passenger ($)	38.07	143.20	55.52	(73)%	(31)%	35.41	58.70	55.05	(40)%	(36)%
Non-fare passenger revenue per passenger ($)	57.52	69.96	53.76	(18)%	7%	54.67	63.25	54.17	(14)%	1%
Other revenue per passenger ($)	2.47	10.47	2.76	(76)%	(11)%	2.59	4.23	2.76	(39)%	(6)%
Total revenue per passenger ($)	98.06	223.63	112.04	(56)%	(12)%	92.67	126.18	111.98	(27)%	(17)%
Total revenue per available seat mile (RASM) (¢)	7.92	12.55	9.27	(37)%	(15)%	7.12	8.50	9.04	(16)%	(21)%
Cost per available seat mile (CASM) (¢)	7.68	12.17	7.80	(37)%	(2)%	7.76	9.65	8.04	(20)%	(3)%
CASM (excluding fuel) (¢)	5.67	11.22	5.44	(49)%	4%	5.83	7.13	5.72	(18)%	2%
CASM + net interest (¢)	7.73	12.18	7.75	(37)%	—%	7.98	9.61	7.98	(17)%	—%
Adjusted CASM (¢)	8.85	18.36	7.83	(52)%	13%	9.62	10.03	7.80	(4)%	23%
Adjusted CASM (excluding fuel) (¢)	6.84	17.11	5.47	(60)%	25%	7.68	8.10	5.49	(5)%	40%
Adjusted CASM + net interest (¢)	8.87	18.37	7.78	(52)%	14%	9.64	9.99	7.74	(4)%	25%
Fuel cost per gallon ($)	2.03	1.06	2.29	92%	(11)%	1.97	2.58	2.25	(24)%	(12)%
Fuel gallons consumed (thousands)	68,564	13,970	70,811	391%	(3)%	113,065	84,933	134,876	33%	(16)%
Employees (FTE)	5,154	5,071	4,582	2%	12%	5,154	5,071	4,582	2%	12%

Reconciliation of Non-GAAP Financial Information

The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. Derivations of net income and CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company’s management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company’s operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

($ in millions) (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	2019	2021	2020	2019
Net income (loss), as reported	$19	$17	$81	$(72)	$(47)	$108

Non-GAAP Adjustments:
Fuel expense
Derivative de-designation and mark-to-market adjustment(a)	—	(5)	—	—	51	—
Aircraft Rent
Early lease termination costs(b)	5	—	—	9	—	—
Salaries, wages and benefits
Pilot phantom equity(c)	—	—	(7)	—	—	8
Collective bargaining contract ratification(d)	—	—	—	—	—	18
Flight attendant early out program(e)	—	—	5	—	—	5
Depreciation and amortization
Early lease termination costs(b)	1	—	—	1	—	—
Other operating expenses
Cares Act – grant amortization and employee retention credits(f)	(87)	(91)	—	(223)	(91)	—
Write-off of deferred registration statement costs due to significant market uncertainty(g)	—	—	—	—	7	—
Interest expense
CARES Act – mark-to-market impact for warrants(h)	2	—	—	22	—	—

Pre-tax impact	(79)	(96)	(2)	(191)	(33)	31

Tax benefit (expense) related to non-GAAP adjustments(i)	10	42	—	40	18	(8)

Net income (loss) impact	(69)	(54)	(2)	(151)	(15)	23

Adjusted net income (loss), non-GAAP	$(50)	$(37)	$79	$(223)	$(62)	$131

(a)

Due to the significant reduction in demand resulting from the COVID-19 pandemic, future anticipated consumption of fuel dropped significantly and the Company therefore de-designated hedge accounting in March 2020 on the derivative positions where the future consumption was not deemed probable, which primarily related to the written put options on costless collars. The amounts represent the charge from de-designation and resulting mark to market impact on the quantities where consumption was not deemed probable.

(b)

As a result of an early termination and buyout agreement executed in May 2021 with one of the Company’s lessors, Frontier was able to accelerate the removal of the remaining four A319 aircraft from its fleet. These aircraft were originally scheduled to return in December 2021 and were instead returned or are scheduled to return during the second and third quarters of 2021. The Company incurred $6 million and $10 million in aircraft rent and depreciation costs during the three and six months ended June 30, 2021, respectively, relating to the acceleration and resulting changes to its lease return obligations.

(c)

Represents the impact of the change in value and vesting of phantom equity units pursuant to the Pilot Phantom Equity Plan. In accordance with the amended and restated phantom equity agreement, the remaining phantom equity obligation became fixed as of December 31, 2019 and is no longer subject to valuation adjustments.

(d)

Represents $15 million of costs related to a one-time contract ratification incentive, plus $3 million in payroll-related taxes and certain other compensation and benefits-related accruals earned through March 31, 2019 and committed to by us as part of a tentative agreement with the union representing our flight attendants that was reached in March 2019 for a contract that was ratified and became effective in May 2019, in addition to $4 million in pilot vacation accrual adjustments during the fourth quarter of 2019 as a result of the ratified agreement with the union representing our pilots specifically tied to the implementation of a preferred bidding system.

(e)	Represents expenses associated with an early out program agreed to in 2019 with our flight attendants, payable throughout 2019, 2020 and 2021.
(f)

Represents the recognition of $81 million and $206 million of grant funding received from the U.S. government for payroll support for the three and six months ended June 30, 2021, respectively, pursuant to PSP2 and PSP3, along with $6 million and $17 million, respectively of employee retention credits the Company qualified for under the CARES Act. The grant funding recognized from the U.S. government for payroll support and employee retention credits were $86 million and $5 million, respectively, for the three and six months ended June 30, 2020.

(g)

Represents the write-off of deferred initial public offering preparation costs during the first quarter 2020 due to the impact of the COVID-19 pandemic and the resulting uncertainty on the Company’s ability to access the capital markets.

(h)

Represents the mark to market adjustment to the value of the warrants issued as part of the funding provided under the CARES Act. This amount is a component of interest expense. As a result of the IPO and the resulting reclassification of warrants from liability based awards to equity based awards, as of April 6, 2021, we no longer mark to market the warrants.

(i)	Represents the tax impact of the non-GAAP adjustments, taking into consideration the non-deductibility of the warrant mark to market adjustments for tax purposes.

Reconciliation of Total Operating Expenses to Adjusted Total Operating Expenses

($ in millions) (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	2019	2021	2020	2019
Total operating expenses, as reported(a)	$532	$188	$536	$895	$838	$1,052
Early lease termination costs	(6)	—		(10)	—
Cares Act – grant amortization and employee retention credits	87	91		223	91
Write-off of deferred registration statement costs due to significant market uncertainty	—	—		—	(7)
Derivative de-designation and mark to market adjustment	—	5		—	(51)
Pilot phantom equity			7			(8)
Collective bargaining contract ratification						(18)
Flight attendant early out program			(5)			(5)

Adjusted total operating expenses, non-GAAP	$613	$284	$538	$1,108	$871	$1,021

(a)	See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)” above for discussion on adjusting items.

Reconciliation of EBITDA to EBITDAR and EBITDA to Adjusted EBITDAR

($ in millions) (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	2019	2021	2020	2019
EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR reconciliation (unaudited):
Net income (loss)	$19	$17	$81	$(72)	$(47)	$108
Plus (minus):
Interest expense	5	3	3	27	5	6
Capitalized interest	(1)	(2)	(3)	(2)	(4)	(6)
Interest income and other	—	(1)	(4)	—	(4)	(8)
Income tax expense (benefit)	(5)	(11)	24	(27)	(50)	32
Depreciation and amortization	10	7	12	18	15	25

EBITDA	28	13	113	(56)	(85)	157
Plus: Aircraft rent	133	48	92	271	151	174

EBITDAR	$161	$61	$205	$215	$66	$331

EBITDA	$28	$13	$113	$(56)	$(85)	$157
Plus (minus)(a):
Early lease termination costs	5	—	—	9	—	—
Cares Act – grant amortization and employee retention credits	(87)	(91)	—	(223)	(91)	—
Write-off of deferred registration statement costs due to significant market uncertainty	—	—	—	—	7	—
Derivative de-designation and mark to market adjustment	—	(5)	—	—	51	—
Pilot phantom equity	—	—	(7)	—	—	8
Collective bargaining contract ratification	—	—	—	—	—	18
Flight attendant early out program	—	—	5	—	—	5

Adjusted EBITDA	(54)	(83)	111	(270)	(118)	188
Plus: Aircraft rent(b)	128	48	92	262	151	174

Adjusted EBITDAR	$74	$(35)	$203	$(8)	$33	$362

(a)	See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)” above for discussion on adjusting items.

(b)

Represents aircraft rent expense included in Adjusted EBITDA. Excludes aircraft rent expense of $5 million and $9 million for the three and six months ended June 30, 2021, respectively, for costs incurred due to the early termination of our A319 leased aircraft. See footnote (b) under the caption “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)”.

Reconciliation of CASM to Adjusted CASM (excluding fuel) and Adjusted CASM including net interest

(unaudited)

	Three Months Ended June 30,
	2021		2020		2019
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		7.68		12.17		7.80
Aircraft fuel	(139)	(2.01)	(15)	(0.95)	(163)	(2.36)

CASM (excluding fuel)		5.67		11.22		5.44
Early lease termination costs	(6)	(0.08)	—	—	—	—
Cares Act - grant amortization and employee credits	87	1.25	91	5.89	—	—
Pilot phantom equity	—	—	—	—	7	0.10
Flight attendant early out program	—	—	—	—	(5)	(0.07)

Adjusted CASM (excluding fuel)		6.84		17.11		5.47
Aircraft fuel	139	2.01	15	0.95	163	2.36
Derivative de-designation and mark to market adjustment	—	—	5	0.30	—	—

Adjusted CASM		8.85		18.36		7.83
Net interest expense (income)	4	0.05	—	0.01	(4)	(0.05)
CARES Act – mark to market impact for warrants	(2)	(0.03)	—	—	—	—

Adjusted CASM + net interest		8.87		18.37		7.78

CASM		7.68		12.17		7.80
Net interest expense (income)	4	0.05	—	0.01	(4)	(0.05)

CASM + net interest		7.73		12.18		7.75

(a)	Cost per ASM figures may not recalculate due to rounding

(b)	See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)” above for discussion on adjusting items.

	Six Months Ended June 30,
	2021		2020		2019
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		7.76		9.65		8.04
Aircraft fuel	(223)	(1.93)	(219)	(2.52)	(304)	(2.32)

CASM (excluding fuel)		5.83		7.13		5.72
Early lease termination costs	(10)	(0.08)	—	—	—	—
Cares Act - grant amortization and employee credits	223	1.93	91	1.05	—	—
Write-off of deferred registration statement costs due to significant market uncertainty	—	—	(7)	(0.08)	—	—
Pilot phantom equity	—	—	—	—	(8)	(0.06)
Collective bargaining contract ratification	—	—	—	—	(18)	(0.14)
Flight attendant early out program	—	—	—	—	(5)	(0.03)

Adjusted CASM (excluding fuel)		7.68		8.10		5.49
Aircraft fuel	223	1.94	219	2.52	304	2.31
Derivative de-designation and mark to market adjustment	—	—	(51)	(0.59)	—	—

Adjusted CASM		9.62		10.03		7.80
Net interest expense (income)	25	0.22	(3)	(0.04)	(8)	(0.06)
CARES Act – mark to market impact for warrants	(22)	(0.20)	—	—	—	—

Adjusted CASM + net interest		9.64		9.99		7.74

CASM		7.76		9.65		8.04
Net interest expense (income)	25	0.22	(3)	(0.04)	(8)	(0.06)

CASM + net interest		7.98		9.61		7.98

(a)	Cost per ASM figures may not recalculate due to rounding

(b)	See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)” above for discussion on adjusting items.

The calculation of Adjusted CASM including net interest provided in the tables above reflects the sum of Adjusted CASM and net interest expense (income) excluding special items per ASM. Adjusted CASM including net interest is included as a supplemental disclosure because the Company believes it is a useful metric to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes this metric is a useful comparator because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Contacts:

Jennifer F. de la Cruz Corporate Communications

Email: JenniferF.Delacruz@flyfrontier.com Phone: 720.374.4207

Susan M. Donofrio Investor Relations

Email: investorrelations@flyfrontier.com Phone: 917.518.1378